Exhibit 99.1

August 19, 2026
For 6:00 a.m. ET Release

LOWE’S REPORTS SECOND QUARTER 2026 SALES AND EARNINGS RESULTS
— Diluted EPS of $4.27; Adjusted Diluted EPS1 of $4.40 —
— Comparable Sales Increased 0.2% —
— Updates Full Year 2026 Outlook —

MOORESVILLE, N.C., August 19, 2026 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $2.4 billion and diluted earnings per share (EPS) of $4.27 for the quarter ended July 31, 2026, compared to diluted EPS of $4.27 in the second quarter of 2025. During the second quarter ended July 31, 2026, the company recognized $96 million in pre-tax expenses associated with the acquisitions of Foundation Building Materials (FBM) and Artisan Design Group (ADG). Excluding these expenses, second quarter 2026 adjusted diluted EPS1 increased 1.6% to $4.40 compared to the prior-year adjusted diluted EPS. Both diluted EPS and adjusted diluted EPS1 include an $0.11 benefit from IEEPA tariff refunds.

Total sales for the quarter were $26.0 billion, compared to $24.0 billion in the prior-year quarter. Comparable sales for the quarter increased 0.2%, driven by strong performance in Pro and home services sales, as well as a 15.7% increase in online sales, partially offset by persistent DIY macro pressures.

“Sustained growth in Pro, Online and Home Services led to our fifth consecutive quarter of positive comp sales, despite pressure in discretionary DIY spending,” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “While the near-term remains dynamic, our teams are executing at a high level, advancing our Total Home strategy and investing to drive growth and profitability. I would like to thank all of our frontline associates for their hard work and dedication to our customers.”

As of July 31, 2026, Lowe’s operated 1,761 stores, representing 196.0 million square feet of retail selling space.

Capital Allocation
The company remains committed to generating sustainable shareholder value through a disciplined focus on its capital allocation program. During the quarter, the company paid $673 million in dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

The company is updating its outlook for fiscal year 2026 to reflect operational results for the first half of the year as well as current demand trends.

Fiscal year 2026 outlook also includes tariff refunds recognized during the second quarter and excludes any potential additional tariff refunds in the second half of the year.

Fiscal Year 2026 Outlook
•Total sales of $92.0 billion (previously $92.0 to 94.0 billion)
•Comparable sales expected to be flat as compared to prior year (previously flat to up 2%)
•Operating income as a percentage of sales (operating margin) of 11.2% (previously 11.2% to 11.4%)
•Adjusted1 operating income as a percentage of sales (adjusted operating margin) of 11.6%
(previously 11.6% to 11.8%)
•Net interest expense of approximately $1.6 billion
•Effective income tax rate of approximately 24.5%
•Diluted earnings per share of approximately $11.75 (previously $11.75 to $12.25)
•Adjusted1 diluted earnings per share of approximately $12.25 (previously $12.25 to $12.75)
•Capital expenditures of up to $2.5 billion

A conference call to discuss second quarter 2026 operating results is scheduled for today, Wednesday, August 19, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Second Quarter 2026 Earnings Conference Call Webcast. Supplemental slides will be available prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe's Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company with total fiscal year 2025 sales of more than $86 billion. Lowe's employs approximately 300,000 associates and operates over 1,750 home improvement stores, 540 branches and 120 distribution centers. Lowe’s is a core value S&P 500 equity stock and a dividend aristocrat. Based in Mooresville, N.C., Lowe's supports the communities it serves through programs focused on creating safe, affordable housing, improving community spaces, helping to develop the next generation of skilled trade experts and providing disaster relief to communities in need. For more information, visit Lowes.com.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, trade policy changes and additional tariffs and tariff refunds, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

###

Contacts:	Investor Inquiries:	Media Inquiries:
	Shelly Hubbard	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
shelly.hubbard@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Six Months Ended
	July 31, 2026		August 1, 2025		July 31, 2026		August 1, 2025
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$25,956	100.00	$23,959	100.00	$49,034	100.00	$44,888	100.00
Cost of sales	17,379	66.96	15,858	66.19	32,914	67.13	29,800	66.39
Gross margin	8,577	33.04	8,101	33.81	16,120	32.87	15,088	33.61
Expenses:
Selling, general and administrative	4,456	17.17	4,175	17.42	8,879	18.10	8,222	18.31
Depreciation and amortization	572	2.20	457	1.91	1,138	2.32	902	2.01
Operating income	3,549	13.67	3,469	14.48	6,103	12.45	5,964	13.29
Interest – net	374	1.44	313	1.31	773	1.58	650	1.45
Pre-tax earnings	3,175	12.23	3,156	13.17	5,330	10.87	5,314	11.84
Income tax provision	776	2.99	758	3.16	1,303	2.66	1,276	2.84
Net earnings	$2,399	9.24	$2,398	10.01	$4,027	8.21	$4,038	9.00

Weighted average common shares outstanding – basic	559		559		559		559
Basic earnings per common share (1)	$4.28		$4.28		$7.18		$7.21
Weighted average common shares outstanding – diluted	560		560		560		560
Diluted earnings per common share (1)	$4.27		$4.27		$7.17		$7.19
Cash dividends per share	$1.25		$1.20		$2.45		$2.35

Accumulated Deficit
Balance at beginning of period	$(9,884)		$(13,833)		$(10,839)		$(14,799)
Net earnings	2,399		2,398		4,027		4,038
Cash dividends declared	(702)		(673)		(1,375)		(1,317)
Share repurchases	—		—		—		(30)
Balance at end of period	$(8,187)		$(12,108)		$(8,187)		$(12,108)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,392 million and for the three months ended July 31, 2026, and $2,391 million for the three months ended August 1, 2025. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $4,016 million for the six months ended July 31, 2026, and $4,027 million for the six months ended August 1, 2025.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Six Months Ended
	July 31, 2026		August 1, 2025		July 31, 2026		August 1, 2025
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$2,399	9.24	$2,398	10.01	$4,027	8.21	$4,038	9.00
Cash flow hedges – net of tax	(3)	(0.01)	(4)	(0.01)	(7)	(0.02)	(7)	(0.02)
Other	(1)	—	(1)	(0.01)	(2)	—	—	—
Other comprehensive loss	(4)	(0.01)	(5)	(0.02)	(9)	(0.02)	(7)	(0.02)
Comprehensive income	$2,395	9.23	$2,393	9.99	$4,018	8.19	$4,031	8.98

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	July 31, 2026	August 1, 2025
Assets
Current assets:
Cash and cash equivalents	$3,172	$4,860
Short-term investments	235	396
Receivables - net	1,238	320
Merchandise inventory - net	17,737	16,342
Other current assets	960	721
Total current assets	23,342	22,639
Property, less accumulated depreciation	18,276	17,708
Operating lease right-of-use assets	4,071	3,887
Long-term investments	179	273
Deferred income taxes - net	—	140
Intangible assets - net	5,709	976
Goodwill	3,957	691
Other assets	347	300
Total assets	$55,881	$46,614

Liabilities and shareholders' deficit
Current liabilities:
Current maturities of long-term debt	$2,352	$4,175
Current operating lease liabilities	733	536
Accounts payable	11,076	9,513
Accrued compensation and employee benefits	1,168	1,098
Deferred revenue	1,609	1,558
Other current liabilities	4,194	4,742
Total current liabilities	21,132	21,622
Long-term debt, excluding current maturities	35,204	30,548
Noncurrent operating lease liabilities	3,734	3,801
Deferred income taxes - net	1,201	—
Deferred revenue - Lowe's protection plans	1,253	1,283
Other liabilities	794	760
Total liabilities	63,318	58,014

Shareholders' deficit:
Preferred stock, $5 par value: Authorized - 5.0 million shares; Issued and outstanding - none	—	—
Common stock, $0.50 par value: Authorized - 5.6 billion shares; Issued and outstanding - 561 million and 561 million, respectively	281	280
Capital in excess of par value	207	147
Accumulated deficit	(8,187)	(12,108)
Accumulated other comprehensive income	262	281
Total shareholders' deficit	(7,437)	(11,400)
Total liabilities and shareholders' deficit	$55,881	$46,614

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	July 31, 2026	August 1, 2025
Cash flows from operating activities:
Net earnings	$4,027	$4,038
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,292	1,022
Noncash lease expense	338	267
Deferred income taxes	165	70
Loss on property and other assets - net	15	30
Share-based payment expense	132	117
Changes in operating assets and liabilities:
Receivables - net	(157)	(22)
Merchandise inventory – net	(436)	1,173
Other operating assets	236	20
Accounts payable	1,313	150
Other operating liabilities	84	745
Net cash provided by operating activities	7,009	7,610

Cash flows from investing activities:
Purchases of investments	(808)	(845)
Proceeds from sale/maturity of investments	1,079	827
Capital expenditures	(1,063)	(1,013)
Proceeds from sale of property and other long-term assets	8	7
Acquisition of business - net	(5)	(1,314)
Other – net	28	(5)
Net cash used in investing activities	(761)	(2,343)

Cash flows from financing activities:
Repayment of debt	(2,397)	(796)
Proceeds from issuance of common stock under share-based payment plans	71	70
Cash dividend payments	(1,346)	(1,290)
Repurchases of common stock	(366)	(113)
Other – net	(20)	(39)
Net cash used in financing activities	(4,058)	(2,168)

Net increase in cash and cash equivalents	2,190	3,099
Cash and cash equivalents, beginning of period	982	1,761
Cash and cash equivalents, end of period	$3,172	$4,860

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended July 31, 2026 and August 1, 2025. This measure excludes the impact of certain items, further described below, to assist analysts and investors in understanding operational performance for the second quarter of fiscal 2026.
Fiscal 2026 Impacts
During fiscal 2026, the Company recognized financial impacts from the following:

•In the second quarter of fiscal 2026, the Company recognized pre-tax expenses of $96 million consisting of intangible asset amortization related to the acquisitions of Artisan Design Group and Foundation Building Materials (Acquisitions of businesses).

Fiscal 2025 Impacts
During fiscal 2025, the Company recognized financial impacts from the following:

•In the second quarter of fiscal 2025, the Company recognized pre-tax expenses of $43 million consisting of transaction costs, purchase accounting adjustments, and intangible asset amortization related to the acquisition of Artisan Design Group (Acquisitions of businesses).
In addition, the Company has presented full year fiscal 2026 guidance of the non-GAAP financial measures adjusted operating margin and adjusted diluted earnings per share, which exclude the impact of intangible asset amortization, and related tax effects if applicable, related to the acquisitions of Foundation Building Materials and Artisan Design Group. When evaluated with our GAAP results, we believe these non-GAAP measures provide investors with meaningful measures of comparable performance.

Adjusted operating margin and adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s operating margin or diluted earnings per share as prepared in accordance with GAAP.
The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	July 31, 2026			August 1, 2025
Adjusted Diluted Earnings Per Share	Pre-Tax Earnings	Tax [1]	Net Earnings	Pre-Tax Earnings	Tax [1]	Net Earnings
Diluted Earnings Per Share, As Reported			$4.27			$4.27
Acquisitions of businesses	0.17	(0.04)	0.13	0.08	(0.02)	0.06
Adjusted Diluted Earnings Per Share			$4.40			$4.33
1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.

Our adjusted operating margin and adjusted diluted earnings per share guidance for fiscal 2026 excludes an expected 40 basis points and $0.50 after tax impact, respectively, from intangible asset amortization.